Exhibit 16.1

February 1, 2018

U.S. Securities and Exchange Commission

100 F Street

Washington, DC 20549

Re: LM Funding America, Inc.

Commission File No. 001-37605

We have read the statements of the Company included in Item 4.01 of the Form 8-K dated February 1, 2018, and agree with such statements in so far as they apply to our firm.

/s/ Skoda Minotti & Co.

Skoda Minotti & Co.